UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2012

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania		17059
(Address of principal executive offices)		(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to correct information related to the annual salary payable to Scott E. Fritz in connection with his appointment as President and Chief Executive Officer of the Registrant and its wholly owned subsidiary, The First National Bank of Mifflintown, reported under Item 5.02 of the Current Report on Form 8-K filed by the Registrant on July 5, 2012 (the “Initial Filing”). Except as set forth in this Amendment, the disclosure contained in the Initial Filing remains unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his appointment as President and Chief Executive Officer of First Community Financial Corporation (the “Company”) and of The First National Bank of Mifflintown, the wholly owned banking subsidiary of the Company, Scott E. Fritz will receive an annual salary of $150,000, commencing July 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

Dated: July 12, 2012	By: /s/ Scott E. Fritz
Scott E. Fritz, President and Chief Executive Officer